Exhibit 99.1

News Release	Airgas, Inc. 259 N. Radnor-Chester Road Suite 100 Radnor, PA 19087-5283 www.airgas.com

Media Contact:	Investor Contact:
Jay Worley (610) 902-6206 jay.worley@airgas.com	Barry Strzelec (610) 902-6256 barry.strzelec@airgas.com

For release:	Immediately

Airgas Reports Record Second Quarter EPS of $0.86
RADNOR, PA — October 23, 2008 — Airgas, Inc. (NYSE: ARG), the largest U.S. distributor of industrial, medical and specialty gases, and welding, safety and related products, today reported record earnings and strong growth in sales and operating income for its second quarter ended September 30, 2008.
Quarterly net earnings grew 44% to $72.8 million, or $0.86 per diluted share, compared to $50.6 million, or $0.60 per diluted share, in the prior year. The prior year quarter included $0.04 per diluted share of integration expense primarily associated with the June 30, 2007 acquisition of Linde’s U.S. packaged gas business, and a one-time non-cash charge of $0.03 per diluted share related to the conversion of National Welders Supply Company from a joint venture to a wholly owned subsidiary.
Second quarter sales increased 15% from the prior year to $1.2 billion. Acquisitions contributed 7% to the increase, and total same-store sales grew 8% in the quarter, with gas and rent up 12% and hardgoods up 4%.
“We are performing very well in a moderating economic environment,” said Airgas Chairman and Chief Executive Officer Peter McCausland. “Our expanded offering that targets infrastructure construction has been successful in gaining new business, particularly in the energy and power segments. About 40% of our sales come from our strategic products, which posted 11% organic growth in the quarter and are focused on the medical, life sciences, research, environmental, and food and beverage markets.
“Acquisition activity has been strong in the first half of our fiscal year, with a total of six acquisitions and $142 million of acquired annual revenue to date,” added McCausland. “We are expanding returns by effectively integrating acquisitions and leveraging our distribution infrastructure.” Return on capital* increased 40 basis points over the prior year to 13.6%.

Year-to-date free cash flow* was $112 million, compared to $92 million in the prior year. “We continue to generate strong free cash flow, even while funding significant plant projects that will be operational in the coming quarters,” McCausland said. “We were pleased to announce today that we increased our quarterly dividend 33% to $0.16 per share because of the confidence we have in our growth outlook and cash flow.”
The Company expects earnings per diluted share of $0.82 to $0.84 in the third quarter and reiterated its full-year expectations of $3.30 to $3.40 per diluted share in fiscal 2009.
The Company will conduct an earnings teleconference at 11:00 a.m. Eastern Time on Friday, October 24. The teleconference will be available by calling (888) 819-8045. The presentation materials (this press release, slides to be presented during the Company’s teleconference and information about how to access a live and on-demand webcast of the teleconference) are available in the “Investor Information” section on the Company’s Internet site at www.airgas.com. A webcast of the teleconference will be available live and on demand through November 25 at http://investor.shareholder.com/arg/events.cfm. A replay of the teleconference will be available through October 31. To listen, call (888) 203-1112 and enter passcode 4467282.

*	See attached reconciliations and calculations of the non-GAAP return on capital and free cash flow financial measures.
About Airgas, Inc.
Airgas, Inc. (NYSE: ARG), through its subsidiaries, is the largest U.S. distributor of industrial, medical and specialty gases, and hardgoods, such as welding equipment and supplies. Airgas is also one of the largest U.S. distributors of safety products, the largest U.S. producer of nitrous oxide and dry ice, the largest liquid carbon dioxide producer in the Southeast, and a leading distributor of process chemicals, refrigerants and ammonia products. More than 14,000 employees work in over 1,100 locations, including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.
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Forward-Looking Statements
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, statements regarding: Our expectation of significant plant projects being operational in the coming quarters; confidence in our growth outlook and cash flow; and expectations for fiscal 2009 earnings per diluted share of $3.30 to $3.40 and third quarter earnings per diluted share of $0.82 to $0.84. We intend that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: customer acceptance of price increases; supply cost pressures; increased industry competition; our ability to successfully identify, consummate and integrate acquisitions; adverse changes in customer buying patterns; our continued ability to access credit markets on satisfactory terms; significant fluctuations in interest rates; increases in energy costs and other operating expenses; the impact of tightened credit markets on our customers; the impact of changes in tax and fiscal policies and laws; the extent and duration of current recessionary trends in the U.S. economy; the effect of catastrophic events; political and economic uncertainties associated with current world events; and other factors described in the Company’s reports, including its March 31, 2008 Form 10-K, subsequent Forms 10-Q and other forms filed by the Company with the Securities and Exchange Commission.
Consolidated statements of earnings, condensed consolidated balance sheets, consolidated statements of cash flows, and reconciliations of non-GAAP return on capital and free cash flow financial measures follow.

AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Net sales	$1,161,947	$1,007,283	$2,278,648	$1,922,382

Costs and expenses:
Cost of products sold (excl. deprec.)	557,197	485,554	1,094,892	923,532
Selling, distribution and administrative expenses	404,732	357,742	795,377	679,154
Depreciation	48,931	44,767	97,028	86,332
Amortization	6,080	3,831	11,485	6,738

Total costs and expenses	1,016,940	891,894	1,998,782	1,695,756

Operating income	145,007	115,389	279,866	226,626

Interest expense, net	(22,043)	(24,490)	(41,127)	(44,998)
Discount on securitization of trade receivables (b)	(2,866)	(4,238)	(5,850)	(8,357)
Other income (expense), net	(208)	723	109	639

Earnings before income tax expense and minority interest	119,890	87,384	232,998	173,910

Income tax expense	(47,069)	(34,256)	(91,294)	(68,351)
Minority interest in earnings of consolidated affiliate	—	(2,519)	—	(3,230)

Net earnings	$72,821	$50,609	$141,704	$102,329

Net earnings per common share (d):

Basic earnings per share	$0.88	$0.62	$1.72	$1.27

Diluted earnings per share	$0.86	$0.60	$1.67	$1.23

Weighted average shares outstanding (d):
Basic	82,471	81,896	82,581	80,480
Diluted	84,706	84,209	84,848	83,955
See attached Notes.

AIRGAS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	(Unaudited)
	September 30,	March 31,
	2008	2008

ASSETS
Cash	$51,324	$43,048
Trade receivables, net (b)	224,985	183,569
Inventories, net	404,621	330,732
Deferred income tax asset, net	24,846	22,258
Prepaid expenses and other current assets	71,689	67,110

TOTAL CURRENT ASSETS	777,465	646,717

Plant and equipment, net	2,293,157	2,194,870
Goodwill	1,054,620	969,059
Other intangible assets, net	186,660	148,998
Other non-current assets	33,713	27,620

TOTAL ASSETS	$4,345,615	$3,987,264

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, trade	$204,948	$185,111
Accrued expenses and other current liabilities	284,784	288,883
Current portion of long-term debt	18,563	40,400

TOTAL CURRENT LIABILITIES	508,295	514,394

Long-term debt (c)	1,775,643	1,539,648
Deferred income tax liability, net	497,774	439,782
Other non-current liabilities	72,525	80,104

Stockholders’ equity	1,491,378	1,413,336

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,345,615	$3,987,264

See attached Notes.

AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Six Months Ended	Six Months Ended
	September 30, 2008	September 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$141,704	$102,329
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	97,028	86,332
Amortization	11,485	6,738
Deferred income taxes	45,304	29,825
(Gain) loss on sales of plant and equipment	(86)	708
Minority interest in earnings	—	3,230
Stock-based compensation expense	12,751	10,029
Changes in assets and liabilities, excluding effects of business acquisitions:
Securitization of trade receivables	—	20,600
Trade receivables, net	(24,625)	(8,940)
Inventories, net	(17,677)	(17,663)
Prepaid expenses and other current assets	(4,286)	(201)
Accounts payable, trade	7,924	(17,659)
Accrued expenses and other current liabilities	(1,618)	9,075
Other non-current assets	639	(4,314)
Other non-current liabilities	1,699	3,179

Net cash provided by operating activities	270,242	223,268

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(185,199)	(128,611)
Proceeds from sales of plant and equipment	4,812	3,630
Business acquisitions and holdback settlements (a)	(194,704)	(341,212)
Other, net	(1,212)	(1,228)

Net cash used in investing activities	(376,303)	(467,421)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	1,010,741	676,694
Repayment of debt	(800,830)	(441,708)
Purchase of treasury stock	(95,549)	—
Financing costs	(5,746)	—
Minority interest in earnings	—	(711)
Proceeds from the exercise of stock options	11,619	12,175
Stock issued for the employee stock purchase plan	8,102	6,618
Tax benefit realized from the exercise of stock options	8,454	7,871
Dividends paid to stockholders	(19,766)	(14,475)
Change in cash overdraft	(2,688)	13,871

Net cash provided by financing activities	114,337	260,335

Change in cash	$8,276	$16,182
Cash — Beginning of period	43,048	25,931

Cash — End of period	$51,324	$42,113

See attached Notes.

Notes:
(a)	During the six months ended September 30, 2008, the Company purchased six businesses, including three associated with the distribution of packaged gases and related hardgood products, one associated with the rental of safety equipment, one associated with refrigerant gases and one international acquisition related to the rental of welding equipment. The six acquired businesses generate aggregate annual revenues of approximately $142 million. A total of $194.7 million was paid for the acquisitions and the settlement of holdback liabilities associated with prior acquisitions.

(b)	The Company participates in a securitization agreement with three commercial banks to sell up to $360 million of qualified trade receivables. Net proceeds from the securitization were used to reduce borrowings under the Company’s revolving credit facilities. The amount of outstanding receivables sold under the agreement was $360 million at both September 30, 2008 and March 31, 2008.

(c)	The Company maintains a $1.7 billion senior credit facility with a syndicate of lenders. Approximately $300 million was available to the Company under this facility on September 30, 2008.

(d)	The tables below present the computation of basic and diluted earnings per share for the three and six months ended September 30, 2008 and 2007:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2008	2007	2008	2007
Basic Earnings per Share Computation
Numerator
Net earnings	$72,821	$50,609	$141,704	$102,329

Denominator
Basic shares outstanding	82,471	81,896	82,581	80,480

Basic earnings per share	$0.88	$0.62	$1.72	$1.27

Diluted Earnings per Share Computation
Numerator
Net earnings	$72,821	$50,609	$141,704	$102,329
Plus: Preferred stock dividends (1)	—	—	—	711
Plus: Income taxes on earnings of National Welders (1)	—	—	—	245

Net earnings assuming preferred stock conversion	$72,821	$50,609	$141,704	$103,285

Denominator
Basic shares outstanding	82,471	81,896	82,581	80,480

Incremental shares from assumed exercises and conversion:
Stock options and options under the employee stock purchase plan	2,235	2,313	2,267	2,293
Preferred stock of National Welders (1)	—	—	—	1,182

Diluted shares outstanding	84,706	84,209	84,848	83,955

Diluted earnings per share	$0.86	$0.60	$1.67	$1.23

(1)	On July 3, 2007, the preferred stockholders of the National Welders joint venture exchanged their preferred stock for common stock of Airgas (the “NWS Exchange Transaction”). Prior to July 3, 2007, the preferred stockholders of National Welders had the option to exchange their 3.2 million preferred shares of National Welders either for cash at a price of $17.78 per share or for approximately 2.3 million shares of Airgas common stock. If Airgas common stock had a market value of $24.45 per share or greater, exchange of the preferred stock was assumed because it provided greater value to the preferred stockholders. Based on the assumed exchange of the preferred stock for Airgas common stock, the 2.3 million shares were included in the diluted shares outstanding.

The National Welders preferred stockholders earned a 5% dividend, recognized as “Minority interest in earnings of consolidated affiliate” on the consolidated statement of earnings. Upon the exchange of the preferred stock for Airgas common stock, the dividend was no longer paid to the preferred stockholders, resulting in additional net earnings for Airgas. For the periods in which the exchange was assumed, the 5% preferred stock dividend was added back to net earnings in the diluted earnings per share computation.

For periods prior to the NWS Exchange Transaction, the earnings of National Welders for tax purposes were treated as a deemed dividend to Airgas, net of an 80% dividend exclusion. Upon the exchange of National Welders preferred stock for Airgas common stock, National Welders became a 100% owned subsidiary of Airgas. As a 100% owned subsidiary, the net earnings of National Welders are not subject to additional tax at the Airgas level. For the period in which the exchange was assumed, the additional tax was added back to net earnings in the diluted earnings per share computation.

(e)	Unaudited business segment information for the Company’s Distribution and All Other Operations segments is shown below:

	Three Months Ended				Three Months Ended
	September 30, 2008				September 30, 2007
		All				All
		Other				Other
(In thousands)	Distribution	Ops.	Elim.	Total	Distribution	Ops.	Elim.	Total
Gas and rent	$515,299	$246,001	$(56,802)	$704,498	$447,435	$180,731	$(37,928)	$590,238
Hardgoods	426,891	33,321	(2,763)	457,449	387,331	31,291	(1,577)	417,045

Total net sales	942,190	279,322	(59,565)	1,161,947	834,766	212,022	(39,505)	1,007,283

Cost of products sold, excluding deprec. expense	465,171	151,591	(59,565)	557,197	419,530	105,529	(39,505)	485,554
Selling, distribution and administrative expenses	317,253	87,479	—	404,732	287,101	70,641	—	357,742
Depreciation	37,569	11,362	—	48,931	33,674	11,093	—	44,767
Amortization	4,575	1,505	—	6,080	3,035	796	—	3,831

Operating income	$117,622	$27,385	$—	$145,007	$91,426	$23,963	$—	$115,389

	Six Months Ended				Six Months Ended
	September 30, 2008				September 30, 2007
		All				All
		Other				Other
(In thousands)	Distribution	Ops.	Elim.	Total	Distribution	Ops.	Elim.	Total
Gas and rent	$1,012,703	$454,748	$(106,043)	$1,361,408	$858,716	$344,744	$(70,968)	$1,132,492
Hardgoods	856,704	65,627	(5,091)	917,240	738,686	54,237	(3,033)	789,890

Total net sales	1,869,407	520,375	(111,134)	2,278,648	1,597,402	398,981	(74,001)	1,922,382

Cost of products sold, excluding deprec. expense	928,243	277,783	(111,134)	1,094,892	801,526	196,007	(74,001)	923,532
Selling, distribution and administrative expenses	627,513	167,864	—	795,377	545,923	133,231	—	679,154
Depreciation	74,359	22,669	—	97,028	64,018	22,314	—	86,332
Amortization	8,856	2,629	—	11,485	5,120	1,618	—	6,738

Operating income	$230,436	$49,430	$—	$279,866	$180,815	$45,811	$—	$226,626

(f)	Certain reclassifications have been made to prior period consolidated financial statements to conform to the current presentation.

Reconciliation of Non-GAAP Financial Measure (Unaudited)
     Free Cash Flow:
     Reconciliation and computation of free cash flow:

	Six Months Ended
	September 30,
(Amounts in thousands)	2008	2007

Net cash provided by operating activities	$270,242	$223,268

Plus:
Operating lease buyouts	5,575	114
Proceeds from sales of plant and equipment	4,812	3,630
Tax benefit realized from the exercise of stock options	8,454	7,871
Stock issued for the employee stock purchase plan	8,102	6,618

Less:
Cash provided by the securitization of trade receivables	—	(20,600)
Capital expenditures	(185,199)	(128,611)

Free Cash Flow	$111,986	$92,290

The Company believes that free cash flow provides investors meaningful insight into the Company’s ability to generate cash from operations, which is available for servicing debt obligations and for the execution of our business strategy, including acquisitions, the prepayment of debt, or to support other investing and financing activities. Non-GAAP numbers should be read in conjunction with the GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our free cash flow metric may be different from free cash flow metrics provided by other companies.
     Return on Capital:
     Reconciliation and computation of return on capital:

(Amount in thousands)	September 30, 2008	September 30, 2007

Operating Income — Trailing Four Quarters	$529,385	$404,909

Five Quarter Average of Total Assets	$4,007,369	$3,183,861
Five Quarter Average of Securitized Trade Receivables	345,000	264,500
Five Quarter Average of Current Liabilities (exclusive of debt)	(459,450)	(381,042)

Five Quarter Average Capital Employed	$3,892,919	$3,067,319

Return on Capital	13.6%	13.2%

The Company believes this return on capital computation helps investors assess how effectively the Company uses the capital invested in its operations. Our management uses return on capital as a metric for determining employee compensation. Non-GAAP numbers should be read in conjunction with the GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our return on capital computation information may be different from the return on capital computations provided by other companies.